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                                                                   Exhibit 10.15


                     SUPPLEMENTAL RETIREMENT TRUST AGREEMENT
                            FOR ROBERT L. GRISSINGER


         THIS AGREEMENT is entered into as of the first day of June 1997 by and among SHILOH INDUSTRIES, INC., an Ohio corporation (the "Company") and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a trust company organized under the laws of the United States of America ("Trustee"); and ROBERT L GRISSINGER (the "Participant").
         WHEREAS, Company established the Supplemental Executive Retirement Agreement between Shiloh Industries, Inc. and Robert L. Grissinger (the "SERP") as sponsoring employer of the SERP, effective as of June 1, 1997, attached hereto as Exhibit "A".
         WHEREAS, the SERP provides for the payment of benefits to the employees participating in the SERP and said employees' beneficiaries upon the occurrence of certain events as set forth in the SERP;
         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the SERP as an unfunded plan maintained for the purpose of providing additional retirement benefits for Robert L. Grissinger ("Participant") for the purposes of Title I of the Employee Retirement Income Security Act of 1974; and
         WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist the Company in the meeting of its liabilities under the SERP.
         NOW, THEREFORE, the parties do hereby agree that the Trust shall be comprised, held and disposed of as follows:
         Section 1.  Establishment of Trust.
         (a) The Company hereby establishes with the Trustee a Trust consisting of such monies or other property acceptable to the Trustee as shall from time to time be transferred to the Trustee by the Company or by a trustee other than this Trustee, or by any other person pursuant to the SERP which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.
         (b) The Trust hereby established shall be irrevocable.
         (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part 1, subchapter J, chapter l, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

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         (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shill be used exclusively for the uses and purposes of Participant and general creditors of the Company as herein set forth. Participant and his beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of the Participant and his beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in
Section 3(a) herein.
         (e) The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor the Participant or his beneficiaries shall have any right to compel such additional deposits. Moreover, Trustee shall be under no duty or obligation, and shall have no right, to determine the adequacy of or to compute any amount to be paid to it pursuant to the Plan, or to enforce the collection of any sums from Company.
         (f) Upon a Change of Control, Company shall, as soon as possible, but in no event longer than seven (7) days following the Change of Control, as defined herein, make an irrevocable contribution of cash or other property acceptable to the Trustee to the Trust in an amount that is sufficient, when added to the other assets of the Trust, to pay the Participant or his beneficiaries the benefits to which the Participant or his beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred. Notwithstanding anything to the contrary herein, Trustee or the Participant or his beneficiaries shall have the right to compel such additional contributions.
         (g) Following a Change of Control, the Company shall continue thereafter as of the end of each calendar year ending after the Change of Control, to be required to irrevocably deposit additional cash or other property acceptable to the Trustee in an amount sufficient to pay Participant or his beneficiaries the benefits payable pursuant to the terms of the Plan as of the close of the calendar year. The Trustee or Participant or his beneficiaries shall have the right to compel such additional deposits required hereunder.
         Section 2.  Payments to Plan Participant and His Beneficiaries.
         (a) The Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of the Participant (and his beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to Participant (or upon his death, his beneficiaries) in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with


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respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.
         (b) The entitlement of the Participant or his beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.
         (c) Company may make payment of benefits directly to Participant (or upon his death, his beneficiaries) as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to the Participant or his beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.
         Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company Is Insolvent.
         (a) Trustee shall cease payment of benefits to the Participant and his beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
         (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.
                  (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to the Participant or his beneficiaries.
                  (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.
                  (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to the Participant or his beneficiaries and shall hold the assets of the Trust for the


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benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any right of the Participant or his beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise.
                  (4) Trustee shall resume the payment of benefits to the Participant or his beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).
         (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to the Participant or his beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to the Participant or his beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.
         Section 4.  Payments to Company.
         (a) Except as provided in Section 3 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payments of benefits have been made to the Participant and his beneficiaries pursuant to the terms of the Plan.
         Section 5.  Investment Authority.
         (a) Notwithstanding any provisions to the contrary contained in paragraph (b) of this Section 5 or any other provision of this Trust Agreement, in no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with the Participant.
         (b) Except as otherwise specifically provided in this Trust Agreement or under investment guidelines provided by Company to Trustee at any time and from time to time, Trustee shall have all powers necessary to hold in trust and administer the assets of the Trust as contemplated hereby, and to be exercised in its discretion or as directed by Company, as the case may be, including, without limitation:
                  (l) To purchase, sell, hold, exchange, lease (for terms extending beyond the termination of the trust or otherwise), rent, mortgage, pledge, assign, convey, convert, divide, repair, partition, transfer or otherwise acquire for or dispose of all or any part of the trust estate;
                  (2) To invest and reinvest all or any part of the trust estate in such stocks (common and preferred), bonds, notes, debentures, certificates, instruments, bank accounts (including savings accounts, time certificates of deposit or any other type of account in any bank, savings and loan association or other


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financial institution, including any affiliate of Trustee), mutual fund shares, shares or participations in any common or collective trust fund, securities, repurchase agreements from any savings institution, financial institution or bank, and in any other property, real or personal, tangible or intangible, whether or not by such instrument is of the class or kind ordinarily approved or held to be lawful for the investment of trust funds; to make and change any such investments from time to time; and to invest any part of the trust estate in property located outside the Company's state of domicile, including property located outside the United States of America; provided, however, that any such investment, reinvestment or other acquisition shall be subject to paragraph (a) above;
                  (3) To cause the securities or other property which may comprise the trust estate, in whole or in part, to be registered in the name of Trustee or in the name of Trustee as Trustee, or in the name of a nominee or nominees, with or without disclosing the Trust, or (in the case of securities) to take and keep the same unregistered and to retain them or any part of them in such manner that they will pass by delivery;
                  (4) To open and maintain one or more separate brokerage accounts (including but not limited to margin, cash or other types) for the proper investment of the securities of the trust estate; and to instruct any broker or brokerage firm utilized by Trustee to open and maintain such separate brokerage accounts;
                  (5) To exercise, or refrain from the exercise of; all conversion, subscription, voting and other rights of any nature pertaining to any securities of any corporation held as part of the trust estate (including securities of Trustee or any affiliate of Trustee), to participate in foreclosures, mergers, liquidations and similar transactions with respect to such securities, to grant proxies, discretionary or otherwise, in respect of such securities; and to take all actions in complying with applicable securities laws and regulations;
                  (6) To determine whether any money or other property coming into the hands of Trustee shall be considered as part of the principal or income of the trust estate, and to apportion between such principal and income any loss or expenditure in connection with the trust estate as Trustee deems just and equitable (including the right to specifically allocate to any beneficiary for any fiscal year capital gains incurred during such fiscal year);
                  (7) To collect, receive and give acquittances for all income, rent and profits of the trust estate, and to compromise and adjust any claims which the trust estate, or Trustee, may assert against others, or which others may assert against the trust estate or Trustee;
                  (8) To accept by transfer or conveyance any property, satisfactory to Trustee, from any source, to be added to and become a part of the estate, subject to all of the terms and conditions provided in this Trust Agreement;


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                  (9) To maintain in the trust estate an amount or amounts of uninvested cash, from time to time, as may be reasonably necessary to provide for future payments to be made from the trust estate;
                  (10) To retain any property at any time received by Trustee;
                  (11) To deposit securities in any voting trust or with custodians or securities clearing corporations or depositories or similar organizations, whether located in the State of Ohio or elsewhere in the United States or abroad, and to delegate power thereto, and to pay or agree to pay part of its expenses and compensation with respect to any property so deposited;
                  (12) To commence or defend suits or legal proceedings and to represent the Trust in suits or legal proceedings in any court or before any other body or tribunal;
                  (13) To appoint one or more individuals or corporations as a custodian or subtrustee of any property, and as part of its reimbursable expenses under this Trust Agreement, to pay the reasonable compensation and expenses of any such custodian or subtrustee;
                  (14) To settle, compromise or submit to arbitration any claims, debts, or damages due or owing to or from the Trust;
                  (15) To employ suitable agents, fiduciaries, consultants and legal counsel, and, as part of its reasonable expenses under this Trust Agreement, to pay their reasonable expenses and compensation;
                  (16) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers granted herein; and
                  (17) To pay any premium as it becomes due on any other life insurance policy held by the Trustee, as directed by the Company;
                  (l8) Generally to do all acts, exclusive of acts involving administration of the Plan, which may be necessary or desirable for the protection of the Trust
         Section 6.  Disposition of Income.
         (a) During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.
         Section 7.  Accounting by Trustee.
         (a) Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts,


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disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.
         Section 8.  Responsibility of Trustee.
         (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.
         (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses, and liabilities (including without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Comply does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.
         (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties and obligations hereunder, and shall be fully protected in reasonably relying upon any advice of such legal counsel having expertise with respect to such matters.
         (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder, and to pay any such person or entity their reasonable fees for its services.
         (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.
         (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.


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         (g) Company agrees to indemnify Trustee from and against any loss, cost, damage, expense or liability (including, without limitation, reasonable attorney fees) arising out of any alleged or actual act, or failure to act, on the part of the Trustee pursuant to the direction of the Company; provided, however, that Trustee shall not be entitled to any such indemnification in the event any such loss, cost, damage, expense or liability results from Trustee's negligence or willful misconduct. The provisions of this paragraph shall survive the amendment or termination of this Trust Agreement or the resignation or removal of the Trustee.
         (h) (i) Any action by Company pursuant to this Trust Agreement shall be satisfactorily evidenced to Trustee by a certified copy of a resolution of the Board of Directors of Company or by any certificate, notice, order, request, instruction, direction or objection of Company. Company shall promptly file with Trustee a certified list of the names and specimen signatures of the officers of Company and any delegee authorized to act for it. Company shall promptly notify Trustee of the addition or deletion of any person's name to or from such list. Until actual receipt by Trustee of notice that any such person is no longer authorized so to act, Trustee may continue to rely on the authority of any such person.
             (ii) Any certificates, notices, orders, requests, instructions, directions or objections of Company, any plan administrator, or any other person authorized to act pursuant to this Trust Agreement shall be satisfactorily evidenced to Trustee by a written statement (provided, however, that Trustee may, in its sole and reasonable discretion, accept oral notices, orders, requests, instructions, directions and objections subject to confirmation in writing), and Trustee shall be fully protected for acting in accordance therewith or for failing to act in the absence thereof.
             (iii) Communications to Trustee shall be sent to Trustee's office or to such other address as Trustee shall specify in writing, and such communications to Trustee shall be binding upon the Trust and Trustee when received by Trustee.
         (i) Company shall maintain and furnish Trustee with such reports, documents and information as shall be required by Trustee to perform its duties and discharge its responsibilities under this Trust Agreement, including without limitation a certified copy of the Plan and any and all amendments thereto and written reports setting forth the name, address, date of birth, and social security and tax identification numbers of the Participant or his beneficiaries, and a listing of the Participant's accrued benefit under the Plan. Trustee shall be entitled to rely on the most recent reports, documents and information furnished to it by Company. Company shall be required to notify Trustee as to the termination of the employment of the Plan participant by death, retirement or otherwise.
         (j) Trustee shall not be responsible in any respect for the administration of the Plan.


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         Section 9.  Compensation and Expenses of Trustee.
         (a) Company shall pay all administrative and Trustee's fees and expenses and all taxes on income received by the Trust. If not so paid by Company, the fees and the expenses shall be paid from the Trust.
         Section 10.  Resignation and Removal of Trustee.
         (a) Trustee may resign at any time by written notice to Company, which shall be effective sixty (60) days after receipt of such notice unless Company and Trustee agree otherwise,
         (b) Prior to a Change of Control, as defined herein, Trustee may be removed by Company on sixty (60) days notice or upon shorter notice accepted by Trustee.
         (c) Upon a Change of Control, Trustee may not be removed by Company for five (5) years without the prior written approval of Participant (or upon his death, his beneficiaries).
         (d) Upon resignation or removal of Trustee and appointment of successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, if practicable, unless Company extends the time limit.
         (e) If Trustee resigns or is removed, a successor shall be appointed, in accordance with section 11 hereof, by the elective date of resignation or removal under paragraphs (a), (b) or (c) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust
         Section 11.  Appointment of Successor.
         (a) If Trustee resigns or is removed in accordance with Section 10(a),
(b) or (c) hereof, Company with the approval of Participant (or upon his death, his beneficiaries) may appoint any third party that is a bank trust department, or other party acceptable to the Participant as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.
         (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.


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         Section 12.  Amendment or Termination.
         (a) Subject to Section 12(b), below, this Trust Agreement may be amended by a written instrument executed by Trustee, Company and Participant (or upon his death, his beneficiaries). Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.
         (b) The Trust shall not terminate until the date on which the Participant and his beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.
         Section 13.  Miscellaneous.
         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of such prohibition, without invalidating the remaining provisions hereof.
         (b) Benefits payable to the Participant or his beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.
         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.
         (d) For purposes of this Trust Agreement, a "Change of Control" of the Company shall be deemed to occur when:
             (i) The individuals who constitute the Board at the beginning of any period of two consecutive years cease for any reason during that period to constitute a majority of the members of the Board (unless the election, or the nomination for election by the stockholders of the Company, of each nonencumbent nominee for the Board who is elected to the Board during that period is approved by the votes of at least two-thirds of the members of the Board who constituted the Board at the beginning of that period and are still serving as members of the Board at the time of any such election or nomination for election); or
             (ii) The Board adopts a resolution declaring that in its opinion the transactions contemplated by any event or series of events (including, without limitation, any tender offer, except a tender offer by the Company or a subsidiary, for shares of stock in the Company or the execution of an agreement that provides for the merger or consolidation of the Company with another corporation or the sale of all or substantially all of the assets of the Company) that in the opinion of the Board will, or is likely to, result in a change in control of the Company are certain to be consummated.
         Section 14.  Effective Date.
         (a) The effective date of this Trust Agreement shall be the first day of June 1997.


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         IN WITNESS WHEREOF, the Company, Participant and Trustee have executed the Agreement as of the date first above written.

Witnesses:                              SHILOH INDUSTRIES, INC.


/s/ PHYLLIS D. JOHNSTON                 By: /s/ Craig A. Stacy
------------------------------              -------------------------
Phyllis D. Johnston                     Title: CFO & Treasurer
------------------------------                -----------------------
Witness 1 - type or print name                    "Company"


/s/ MELISSA M. SMITH
------------------------------
Melissa M. Smith
------------------------------          FIRST UNION NATIONAL BANK OF
Witness 2 - type or print name          NORTH CAROLINA


                                        By: /s/ Authorized Signatory
------------------------------              ------------------------
                                        Title:
------------------------------                ----------------------
Witness 1 - type or print name                    "Trustee"



------------------------------

------------------------------
Witness 2 - type or print name


/s/ MICHAEL W. DONAHOE                  /s/ ROBERT L. GRISSINGER
------------------------------          ------------------------------
Michael W. Donahoe                      ROBERT L. GRISSINGER
------------------------------
Witness 1 - type or print name                  "Participant"


/s/ SUSAN C. LESTER
------------------------------
Susan C. Lester
------------------------------
Witness 2 - type or print name

                                    EXHIBIT A


                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

            BETWEEN SHILOH INDUSTRIES, INC. AND ROBERT L. GRISSINGER


                  This Agreement is between Shiloh Industries, Inc.. (hereinafter "Corporation") and Robert L. Grissinger (hereinafter "Employee"). Employee is a highly compensated employee and an important member of Corporation's management team. Employee has made substantial contributions over the years to the development and maintenance of Corporation's business and continues to be a key factor in the Corporation's success. In recognition of Employee's career contributions to Corporation and his expected contributions over his remaining employment period and in an attempt to ensure that Employee is provided with adequate qualified retirement benefits for his past and future years of service, Corporation wishes to provide Employee with a nonqualified retirement benefit arrangement (hereinafter, the "benefit"). The benefit provided under this Agreement is in addition to any compensation which is currently paid to Employee or may be paid under other agreements between Corporation and Employee. In exchange for valuable consideration recited herein, the parties have agreed as follows:
         SECTION 1 - RETIREMENT BENEFIT. Upon termination of Employee's full-time employment with Corporation, Corporation shall pay Employee in the manner specified below a retirement benefit equal to (a) minus (b), where:
         (a) is equal to an amount which is the Actuarial Equivalent, calculated and expressed in the form of a lump-sum payment, of a ten (10) year certain life annuity to Employee with the monthly payments under such annuity commencing upon Employee's attainment of age sixty-five (65) and equal to fifty percent (50%) of Employee's Average Monthly Compensation; and

         (b) is equal to an amount which is the Actuarial Equivalent, calculated and expressed in the form of a lump-sum payment, of the benefits paid or payable to or on behalf of Employee under the Shiloh Industries, Inc. Pension Plan (the "Pension
                  Plan").

For purposes of calculating the above, "Average Monthly Compensation" shall be defined in the same manner as used in the Pension Plan, disregarding any limitations imposed by the Pension Plan under Sections 401(a)(17) or 415 of the Internal Revenue Code of 1986, as amended from time to time (hereinafter, the "Code"). "Actuarial Equivalent" shall be determined by the actuaries of the Pension Plan and shall mean a benefit having the same value as the benefit which it replaces, using the same actuarial factors and assumptions, including any early retirement subsidies, provided for and used in the Pension Plan. The Actuarial Equivalent of Employee's retirement benefit shall be paid in 120 consecutive approximately equal monthly installments beginning on the first day of the month following Employee's termination of employment with the Corporation.

         SECTION 2 - DEATH OF EMPLOYEE. If Employee dies prior to the commencement of his benefit under this Agreement his Designated Beneficiary, as defined in Section 7 below, shall be entitled to receive a retirement benefit equivalent to the amount Employee would have been entitled to receive, if immediately prior to this death, he had terminated employment with the Corporation, started receiving his benefits under this Agreement, and died thereafter. Such benefit shall be paid in lieu of any other benefit under this Agreement. Payment of this benefit shall commence as soon as possible, but no more than 120 days following the date of Employee's death. If Employee dies after his benefit commences but before receiving all payments to which he is entitled to under this Agreement, his Designated Beneficiary shall receive the remainder of the payments under this Agreement. These payments shall be paid to Employee's Designated Beneficiary at the same time and on the same basis as if Employee were still living.
         SECTION 3- TERMINATION OF EMPLOYMENT FOR CAUSE. Notwithstanding any other provisions of this Agreement, payment of the benefit to Employee or his Designated Beneficiary will, at the discretion of the Committee, as defined in
Section 11(a), be forfeited, and Corporation shall have no further obligation to Employee or his Designated Beneficiary under this Agreement, if Employee is discharged from employment with Corporation due to acts of willful malfeasance or gross negligence in a matter of material importance to Corporation. The Committee shall make this determination in good faith and in its sole discretion. If Employee is a member of the Committee at the time the subject of his discharge comes before the Committee, he shall not be entitled to vote on any matter regarding his employment status.
         SECTION 4 - ESTABLISHMENT OF IRREVOCABLE TRUST. The Corporation shall establish an irrevocable trust fund (the Supplement Retirement Trust Agreement for Robert L. Grissinger, hereinafter, the "Trust") through which assets to satisfy its obligations under this Agreement shall be set aside to aid in providing for benefit payments to the Employee. Any assets or property held by the Trust shall continue to be subject to the claims of the general creditors of the Corporation only upon the insolvency or bankruptcy of the Corporation, as provided therein, and no person other than the Corporation shall, by virtue of the provisions of this Agreement, have any interest in such funds to the extent that any person, including the Employee, acquires the right to receive payment from the Agreement, such right being no greater than the right of any unsecured general creditor to the Corporation.
         SECTION 5 - NO RIGHT OF EMPLOYMENT. Nothing contained in this Agreement shall be deemed to confer upon Employee any right of continued employment with Corporation.
         SECTION 6 - EMPLOYEE'S RIGHTS NOT ASSIGNABLE. No right or benefit under this Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge; and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit shall be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits. If Employee or Employee's Designated Beneficiary should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to benefits under this Agreement, then those rights, in the discretion of the Committee, shall cease. In this case, Corporation may hold or apply the benefits at issue or any part thereof for the benefit of Employee or Employee's Designated Beneficiary in such manner as the Committee may deem proper.
         SECTION 7 - WITHHOLDING OF TAXES. The Corporation shall have the right to deduct from payment of any amount under the Agreement any taxes required by law to be withheld from Employee or his Designated Beneficiary with respect to such payment.
         SECTION 8 - DESIGNATION OF BENEFICIARY. The Designated Beneficiary of Employee's benefit under this Agreement shall be the individual, trust or other legal entity named by Employee in a writing delivered to Corporation, making specific reference to this Agreement. In the absence of such written notice, benefits shall be paid to Employee's estate. If Employee is not survived by a Designated Beneficiary, or if the Designated Beneficiary dies or is not in existence prior to the completion of all payments due under Section 2 hereof, all remaining payments which would have been paid to Employee or Employee's Designated Beneficiary shall be paid to Employee's estate.
         SECTION 9 - BENEFITS NOT CURRENT COMPENSATION. The benefits payable under this Agreement shall not be deemed to be salary or other compensation to Employee for purposes of computing benefits to which he may be entitled under any pension or other arrangement of Corporation for the benefit of its employees.
         SECTION 10 - DETERMINATION OF BENEFITS, CLAIMS, PROCEDURE AND ADMINISTRATION.
         (a) Administration by Compensation Committee. This Agreement shall be administered by the Compensation Committee (hereinafter, the "Committee") of the Board of Directors of the Corporation. Subject to the provisions of this Agreement, the Committee shall have sole discretionary authority to:

                  (i)      interpret the Agreement;

                  (ii) create and revise rules and procedures for the administration of the Agreement;

                  (iii) employ or retain such persons (including actuaries or attorneys) to assist in the property administration of the Agreement; or

                  (iv) direct the Trustee of the Trust to distribute Employee's benefits pursuant to the Trust.

         (b) Claim. If Employee believes that the is being denied a benefit to which he is entitled under this Agreement, he may file a written request for such benefit with the Committee, setting forth his claim. The request must be addressed to the Committee at Corporation's then principal place of business. For purposes of this Section 10, upon Employee's death, his rights may be exercised by his Designated Beneficiary.

         (c) Claim Decision. Upon receipt of the claim, the Committee shall advise Employee that a reply will be forthcoming within 90 days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional 90 days for reasonable cause. If the claim is denied in whole or in part, the Committee shall adopt a written opinion setting forth:

                  (i)      the specific reason or reasons for such denial;

                  (ii) the specific reference to pertinent provisions of this Agreement on which such denial is based;

                  (iii) a description of any additional material or information necessary for Employee to perfect his claim and an explanation why such material or such information is necessary;

                  (iv) appropriate information as to the steps to be taken if Employee wishes to submit the claim for review; and

                  (v) the time limits for requesting a review under this subsection 10(d) and for review under subsection 10(e) below.

         (d) Request for Review. Within 60 days after the receipt by Employee of the written opinion described above, Employee may request in writing that the Committee review the determination. Such request must be addressed to the Committee, at the Corporation's then principal place of business. Employee or his duly authorized representative, may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If Employee does not request a review of the determination by the Committee within such 60-day period, he shall be barred and estopped from challenging the determination.

         (e) Review of Decision. Within 60 days after the Committee has received a request for review, it will review the committee's determination. After considering all materials presented by Employee, the Committee will render an opinion, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the 60-day time period be extended, the Committee will so notify Employee and will render the decision as soon as possible, but not later than 120 days after receipt of the request for a review. All decisions of the Committee will be final and binding upon all persons and shall be made by the majority vote of the Committee.

         SECTION 11 - TERMINATION. This Agreement may be terminated by a written agreement signed by both parties and will otherwise terminate only when both parties have satisfied all their obligations under this Agreement.
         SECTION 12 - NOTICE. Any notice required to be given under this Agreement shall be sufficient if made in writing and mailed by certified mail to Employee at his home address or such other address as he may from time to time indicate to Corporation, and the Corporation at the principal office of Corporation to the attention of the Compensation Committee of the Board.
         SECTION 13 - AGREEMENT PROVISIONS.
         (a) Whenever possible, each provision of this Agreement shall be interpreted in such a manner so as to be effective and valid under applicable law (including the Code), but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, then (i) such provision shall be deemed amend to, and to have contained from the outset such language as shall be necessary to, accomplish the objectives of the provisions as originally written to the fullest extent permitted by law and (ii) and other provisions of this Agreement shall remain in full force and effect.

         (b) No rule of strict construction shall be applied against the Corporation, the Committee, the Board of Directors of the Corporation or any other person in the interpretation of any terms of this Agreement or any rule or procedure established by the Committee.

        (c) Whenever any person entitled to receive any payment is under a legal disability, or is incapacitated in any way, so as to be unable to manage his financial affairs, the Committee, at its discretion, may make such payment for the benefit of such person to his legal representative, or to a relative or friend of such person for his benefit, or it may apply the payment for the benefit of such person in any manner it deems advisable. When the Committee or the Corporation make any payment pursuant to this subsection, it shall be considered as a complete discharge of any liability for the making of such payments under the Agreement.

         (d) Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular and the singular shall include the plural.

         (e) The captions of sections and paragraphs of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

         SECTION 14 - PRIOR AGREEMENTS. This Agreement supersedes in all respects any and all prior agreements between the parties, whether written or oral, regarding nonqualified retirement benefits.
         SECTION 15 - AMENDMENT. This Agreement may be amended, from time to time, in a writing signed by both parties.
         SECTION 16 - LAW GOVERNING. This Agreement shall be governed by and construed under the laws of the State of Ohio.

         Executed on this 1st day of June, 1997.

                                      SHILOH INDUSTRIES, INC.

                                      By:      /s/ Craig A. Stacy
                                               ------------------
                                      Its:     CFO & Treasurer
                                               ------------------

                                      CORPORATION


                                      /s/ Robert L. Grissinger
                                      ------------------------
                                      Robert L. Grissinger

                                      EMPLOYEE